UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 7, 2024

Baxter International Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-4448	36-0781620
(Commission File Number)	(I.R.S. Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

(224)948-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	BAX (NYSE)	New York Stock Exchange
NYSE Chicago
0.4% Global Notes due 2024	BAX 24	New York Stock Exchange
1.3% Global Notes due 2025	BAX 25	New York Stock Exchange
1.3% Global Notes due 2029	BAX 29	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act: ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
As described in Item 5.07 of this Current Report on Form 8-K, on May 7, 2024, Baxter International Inc. (the “Company”) held its 2024 annual meeting of stockholders (the “2024 Annual Meeting”), at which the Company’s stockholders approved the Baxter International Inc. Amended and Restated 2021 Incentive Plan (the “Amended Plan”). The Amended Plan authorizes the Compensation and Human Capital Committee of the Company’s Board of Directors to provide equity-based compensation in the form of stock options, restricted stock, restricted stock units, stock appreciation rights, deferred stock, deferred stock units, performance compensation awards, other stock-based awards and cash-based awards based on or related to shares of the Company’s common stock. For additional information regarding the Amended Plan, see “Proposal 4: Approval of Baxter International Inc. Amended and Restated 2021 Incentive Plan” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 25, 2024.
The foregoing description of the Amended Plan does not purport to be complete and is qualified in its entirety by reference to the Amended Plan, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
As described under Item 5.07 of this Current Report on Form 8-K, at the 2024 Annual Meeting, the stockholders of the Company approved an amendment and restatement of the Company’s Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”) to permit the exculpation of certain officers of the Company to the extent permitted under Delaware law.
On May 7, 2024, the Company filed the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, with such Amended and Restated Certificate of Incorporation becoming effective immediately upon filing.
The foregoing description of the Amended and Restated Certificate of Incorporation is qualified in its entirety by reference to the text of the Amended and Restated Certificate of Incorporation, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders
On May 7, 2024, the Company held its 2024 Annual Meeting. The following is a summary of the matters voted on at the 2024 Annual Meeting.
(a)The eleven nominees for director were elected as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
José (Joe) E. Almeida	403,353,452	29,381,654	1,388,922	34,134,134
William A. Ampofo II	431,348,989	2,270,921	504,118	34,134,134
Patricia B. Morrison	428,993,604	4,658,468	471,956	34,134,134
Stephen N. Oesterle, M.D.	428,043,745	5,579,233	501,050	34,134,134
Stephen H. Rusckowski	429,269,980	4,353,686	500,362	34,134,134
Nancy M. Schlichting	419,061,034	14,595,800	467,194	34,134,134
Brent Shafer	428,598,613	5,021,188	504,227	34,134,134
Cathy R. Smith	403,550,696	30,096,110	477,222	34,134,134
Amy A. Wendell	425,381,866	8,270,163	471,999	34,134,134
David S. Wilkes, M.D.	428,842,593	4,784,725	496,710	34,134,134
Peter M. Wilver	423,359,566	10,254,161	510,301	34,134,134
(b)By the following vote, stockholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers for 2023:

For	Against	Abstain	Broker Non-Votes
375,646,141	57,650,282	827,605	34,134,134

(c)By the following vote, stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2024:

For	Against	Abstain
437,772,153	29,330,983	1,155,026
(d)By the following vote, stockholders approved the Company’s Amended Plan (as described in Item 5.02 of this Current Report on Form 8-K):

For	Against	Abstain	Broker Non-Votes
409,481,924	23,684,674	957,430	34,134,134
(e)By the following vote, stockholders approved the Amended and Restated Certificate of Incorporation to permit officer exculpation (as described in Item 5.03 of this Current Report on Form 8-K):

For	Against	Abstain	Broker Non-Votes
385,068,050	48,180,590	875,388	34,134,134
(f)By the following vote, stockholders did not approve the stockholder proposal relating to executives retaining significant stock:

For	Against	Abstain	Broker Non-Votes
125,308,816	307,423,574	1,391,638	34,134,134
Item 9.01 Financial Statements and Exhibits.
(d)Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Baxter International Inc. (incorporated by reference to Exhibit 3.1 to Baxter International Inc.’s Form S-8, filed on May 7, 2024).

10.1
Baxter International Inc. Amended and Restated 2021 Incentive Plan (incorporated by reference to Appendix A to Baxter International Inc.’s Definitive Proxy Statement on Schedule 14A, filed on March 25, 2024).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 9, 2024

BAXTER INTERNATIONAL INC.

/s/ Ellen K. Bradford
By:	Ellen K. Bradford
Senior Vice President and Corporate Secretary